Exhibit 99.1

Gulf Resources provides business update and reports Second Quarter 2020 Financial Results

SHOUGUANG, China, Aug. 14, 2020 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", “we,” or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its unaudited financial results for the second quarter ended June 30, 2020 and provided a business update for shareholders.

The Company believes the second quarter of 2020 was a transformative period for Gulf Resources. While our revenues were small and we sustained a loss during the second quarter of 2020, we believe the following recent events are positive to our business, including:

•	We commenced commercial production in factories #1 and #7 on April 3, 2020 and factories #4 and #9 on May 6 2020.

•	We received an approval to begin construction of our new chemical factory and commenced formal construction in June 2020.

•	Petro China made one of the largest discoveries of natural gas in Chinese history in an area very close to the Company’s existing well in Daying County of Sichuan Province.

As noted, we commenced commercial production of bromine and crude salt in factories #1, #7, #4 and #9. We expect these four factories to operate efficiently by the end of the third quarter of 2020 and may achieve full production during the fourth quarter of 2020.

We continue to be optimistic about receiving the approval to begin operations at factories #2, #8, and #10. To our knowledge, the government is currently completing its planning process for all mining areas. We may be required to make some modifications due to the government’s planning for new roads and waterways. For example, the path for the aqueduct for factory #10 may have to be modified. Nevertheless, the Company expects to receive approvals for these factories and their operations to be commenced by the end of 2020 or the beginning of 2021.

We have commenced construction of our new chemical factory. Photos of the construction are shown on our website (www.gulfresourcesinc.com) under the corporate PPT section of the “About Gulf” tab.  The construction is expected to take approximately one year, and an additional six months to complete the equipment installation and testing. The Company expects to begin trial production at the beginning of 2022. While this factory will be smaller than the combined two old factories, the Company expects it to make higher net profit margin as we plan to focus more on the higher margin pharmaceutical intermediate products.

We are also excited about Petro-China’s discovery of natural gas in Tianbao Town close to our current natural gas well as we believe this discovery could have material positive impact on the Company. The Company believes that the government will more focus on finalizing the planning for exploration and exploitation of mineral resources.

And the Company plans to proceed with its applications for the natural gas and brine project approvals with related government departments after the governmental planning has been finalized.

Second Quarter 2020 Results

During the 2nd Quarter of 2020, net revenues declined 11% to $5,359,483 compared to results from 2019, this decrease was mainly due to the lower volume of production and lower selling price in bromine segment

For the three-month period ended June 30, 2020, the gross profit margin for our bromine segment was 5%. There was 48% decrease as compared to the same period from 2019. There are two factors impacted the margins in bromine. Bromine prices did come down from about $4,427 to $3,672 per ton, caused by the slowdown in the domestic economy and the lack of exports mainly caused by the COVID-19 pandemic. However, the current price is not far below the $4,015 (2017) and $4,006 (2016) prices and is quite far above the $3,177 (2015) and $2,863 (2014) prices in the same quarter of previous years. Our bromine business was profitable at each of these price levels.

Now that the Chinese economy is recovering and many of our downstream customers are beginning to reopen, we expect the selling price of bromine to stabilize and then increase. However, even if bromine prices remain at their current levels, we should be able to generate profits as our production improves.

The other major contributor to the decline in margins was the reclassification of $1,137,686 in costs from direct labor and factory overheads incurred during plant shutdown to cost of revenues because 4 factories were open instead of 2, even though these factories were operating at trial production levels. In other words, these factories had to assume substantial amounts of operating costs as well as depreciation and amortization for a limited amount of production.

During the second quarter, the Company sustained a loss from operations of $2,953,552 compared to a loss from operations of $1,198,166 in the previous year.

The net loss in the current quarter was $2,244,619 compared to a net loss of $737,706 recorded in the same period in the previous year. The loss per share was $0.24* in the current quarter compared to a net loss per share of $0.08* recorded in the same period in the previous year.

The comprehensive net loss, including the impact of currency translation was $2,022,750 in the current quarter compared to a net loss of $7,341,297 recorded in the same period in the previous year.

For the year to date, the Company generated positive cash flow from operations of $1,177,752 compared to negative cash flow from operations of $6,766,051 in the previous year.

The Company purchased $9,860,142 of property plant and equipment in the first half of 2020 as compared to $11,501,738 in the same period of the previous year.

Balance Sheet

Despite having most of its facilities closed for the past two years and nine months, the cost of buying all new equipment and drilling more new wells, and approximately $16.5 million to date in the new chemical factory, the Company’s balance sheet remains very strong. At the end of the second quarter of 2020, the balance sheet was as follows:

•	Cash $89,972,591

•	Cash per share $9.45.*

•	Working Capital $93,748,544

•	Working Capital per share $9.85*

•	Net net cash (Cash minus all liabilities) $78,213,610

•	Net net cash per share $8.22*

•	Shareholders’ equity $253,029,232

•	Shareholders’ equity per share $26.59

The Company believes it has adequate capital to complete the construction of its chemical factory, open all of its bromine and crude salt facilities, and drill new natural gas wells.

A complete description of the financial results for the three and six months ended June 30, 2020 compared to the similar results recorded in the same periods in the previous year is detailed in our 10-Q filing available at SEC.GOV.

“The second quarter was a very important quarter for our Company,” stated Liu Xiaobin, Gulf’s President and CEO. “We opened four bromine and crude salt facilities and tested our new equipment. As we have noted, we believe we will scale up production this quarter and reach full productivity in the fourth quarter. We are also optimistic about getting approvals for our remaining three factories. In addition, we began construction on our new chemical factory, The Company expects to begin trial production at the beginning of 2022.”

“We are very excited about the opportunities for natural gas in Sichuan Province,” Mr. Liu stated. “The national government has ruled that private companies can mine and produce natural gas. With the massive discovery of Petro-China in the same area as our well, we believe the Province, County, and Town will expedite the new rules so we can begin producing natural gas and drill new wells.”

“Now that we have increased visibility,” Mr. Liu continued, “we will work to provide shareholders with financial projections, including quarterly guidance, and three to five-year plan. We will also update our website. We appreciate the patience of our shareholders and believe we will show strong increases in sales and generate profits in coming quarters.”

(*These calculations are based on the number of shares outstanding of 9,517,427 shares as of June 30, 2020)

Conference Call

Gulf Resources management will host a conference call on Monday, August 17, 2020 at 08:30 AM Eastern Time to discuss its financial results for the second quarter 2020 ended June 30, 2020.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 407-8031 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (201) 689-8031, and please reference to “Gulf Resources” while dial in.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 08/17/2020 11:30 ET - 08/31/2020 11:30 ET. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 36603.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS (Expressed in U.S. dollars) (UNAUDITED)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2020	2019	2020	2019

NET REVENUE
Net revenue	$5,359,483	$6,009,409	$5,917,153	$6,047,979

OPERATING INCOME (EXPENSE)
Cost of net revenue	(5,022,896)	(2,990,330)	(5,944,216)	(3,026,737)
Sales, marketing and other operating expenses	(10,838)	(6,613)	(13,081)	(6,613)
Direct labor and factory overheads incurred during plant shutdown	(1,737,599)	(2,875,285)	(5,348,022)	(7,168,307)
General and administrative expenses	(1,541,702)	(1,335,347)	(2,385,039)	(3,440,518)
Other operating income (loss)	—	—	(15,776)	—
	(8,313,035)	(7,207,575)	(13,706,134)	(13,642,175)

LOSS FROM OPERATIONS	(2,953,552)	(1,198,166)	(7,788,981)	(7,594,196)

OTHER INCOME (EXPENSE)
Interest expense	(34,888)	(38,396)	(70,316)	(77,220)
Interest income	71,188	132,873	145,844	268,452
LOSS BEFORE TAXES	(2,917,252)	(1,103,689)	(7,713,453)	(7,402,964)

INCOME TAX BENEFIT	672,633	365,983	1,929,076	1,761,120
NET LOSS	$(2,244,619)	$(737,706)	$(5,784,377)	$(5,641,844)

COMPREHENSIVE LOSS:
NET LOSS	$(2,244,619)	$(737,706)	$(5,784,377)	$(5,641,844)
OTHER COMPREHENSIVE LOSS
- Foreign currency translation adjustments	221,869	(6,603,591)	(4,293,490)	(437,241)
COMPREHENSIVE LOSS	$(2,022,750)	$(7,341,297)	$(10,077,867)	$(6,079,085)

LOSS PER SHARE:
BASIC AND DILUTED	$(0.24)	$(0.08)	$(0.61)	$(0.60)

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC AND DILUTED	9,517,427	9,442,815	9,517,427	9,413,683

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Expressed in U.S. dollars)

	June 30, 2020 Unaudited	December 31, 2019 Audited
Current Assets
Cash	$89,972,591	$100,301,986
Accounts receivable	3,060,565	4,877,106
Inventories, net	523,628	690,087
Prepayments and deposits	2,930,094	1,332,970
Other receivable	559	559
Total Current Assets	96,487,437	107,202,708
Non-Current Assets
Property, plant and equipment, net	132,848,600	137,994,949
Finance lease right-of use assets	174,293	179,526
Operating lease right-of –use assets	8,429,714	8,817,884
Prepaid land leases, net of current portion	9,349,625	9,115,276
Deferred tax assets	17,498,544	15,940,642
Total non-current assets	168,300,776	172,048,277
Total Assets	$264,788,213	$279,250,985

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts, other payable and accrued expenses	$1,086,958	$1,106,048
Retention payable	—	3,805,483
Taxes payable-current	1,085,061	779,623
Finance lease liability, current portion	137,103	198,506
Operating lease liabilities, current portion	429,771	416,604
Total Current Liabilities	2,738,893	6,306,264
Non-Current Liabilities
Finance lease liability, net of current portion	1,740,882	1,905,772
Operating lease liabilities, net of current portion	7,279,206	7,931,849
Total Non-Current Liabilities	9,020,088	9,837,621
Total Liabilities	$11,758,981	$16,143,885
Commitment and Loss Contingencies

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 9,563,257 and 9,563,257 shares issued; and 9,517,427 and 9,517,427 shares outstanding as of June 30, 2020 and December 31, 2019, respectively	23,904	23,904
Treasury stock; 45,830 and 45,830 shares as of June 30, 2020 and December 31, 2019 at cost	(510,329)	(510,329)
Additional paid-in capital	95,043,388	95,043,388
Retained earnings unappropriated	154,024,022	159,808,400
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive loss	(19,785,297)	(15,491,807)
Total Stockholders’ Equity	253,029,232	263,107,100
Total Liabilities and Stockholders’ Equity	$264,788,213	$279,250,985

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Expressed in U.S. dollars) (UNAUDITED)

	Six-Month Period Ended June 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,784,377)	$(5,641,844)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Interest on finance lease obligation	70,009	76,940
Depreciation and amortization	7,559,224	6,964,880
Unrealized exchange gain on translation of inter-company balances	(382,331)	(44,427)
Deferred tax asset	(1,929,553)	(1,761,118)
Common stock issued for services	—	21,600
Issuance of stock options to employee	—	45,900
Changes in assets and liabilities:
Accounts receivable	1,807,547	(6,775,954)
Inventories	152,369	(457,780)
Prepayments and deposits	32,807	(17,037)
Other receivables	—	1,631
Accounts and Other payable and accrued expenses	(9,284)	321,706
Retention payable	—	—
Taxes payable	298,599	768,072
Prepaid land leases	(369,066)	—
Operating lease	(268,192)	(268,620)
Net cash provided by (used in) by operating activities	1,177,752	(6,766,051)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property, plant and equipment	(9,860,142)	(11,501,738)
Net cash used in investing activities	(9,860,142)	(11,501,738)

CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of finance lease obligation	(264,976)	(275,506)
Net cash used in financing activities	(264,976)	(275,506)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,382,029)	(101,571)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(10,329,395)	(18,644,866)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	100,301,986	178,998,935
CASH AND CASH EQUIVALENTS - END OF PERIOD	$89,972,591	$160,354,069

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:
Income taxes	$—	$—
Operating right-of-use assets obtained in exchange for lease obligations	$—	$8,241,818
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of Property, plant and equipment included in Payable and other accrued expense and Retention payable	$—	$28,094,696
Par value of common stock issued upon cashless exercise of options	$—	$379